UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
SCHEDULE 14A
________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Karat Packaging Inc.
(Name of Registrant as Specified in its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Karat®
PACKAGING

2023 ANNUAL MEETING OF SHAREHOLDERS PROXY STATEMENT

Karat Packaging Inc.
6185 Kimball Avenue
Chino, California 91708
April 28, 2023
Dear Fellow Karat Stockholder:
We are pleased to invite you to join us at the 2023 Annual Meeting of Stockholders of Karat Packaging Inc. ("Karat") to be held on June 14, 2023, at 3:00 p.m. Pacific Time, at the offices of Karat Packaging Inc., 6185 Kimball Avenue, Chino, CA 91708.
The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be voted upon at the Annual Meeting. We will also report on our business and provide an opportunity for you to ask questions of general interest.
Whether you own a few or many shares of Karat stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important, and we ask that you please cast your vote as soon as possible.
The Board of Directors recommends that you vote FOR the election of all the director nominees; FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2023, and FOR the advisory approval of the Company’s executive compensation (“Say on Pay”). Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.
Sincerely,
Alan Yu
Chairman and Chief Executive Officer
Karat Packaging Inc.

Karat Packaging Inc.
6185 Kimball Avenue
Chino, California 91708
NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Stockholders of Karat Packaging Inc.:
The 2023 Annual Meeting of Stockholders of Karat Packaging Inc. will be held on June 14, 2023, at 3:00 p.m. Pacific Time, at the offices of Karat Packaging Inc., 6185 Kimball Avenue, Chino, CA 91708, for the following purposes, as more fully described in the accompanying proxy statement:
(1)Director Election Proposal — a proposal to elect five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;
(2)Auditor Ratification Proposal — a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2023;
(3)Say on Pay Proposal — a proposal to obtain advisory approval of the Company’s executive compensation; and
(4)To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The close of business on April 25, 2023, has been fixed as the record date for the Annual Meeting (the "Record Date"). Only holders of record of Karat common stock on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.
Sincerely,
Alan Yu
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2023
The accompanying proxy statement and the 2022 Annual Report on Form 10-K are available at
https://irkarat.com

PROXY STATEMENT
TABLE OF CONTENTS

Page
PROXY STATEMENT..............................................................................................................................................................	1
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING...................................................................................	1
PROPOSAL 1: DIRECTOR ELECTION PROPOSAL ............................................................................................................	4
CORPORATE GOVERNANCE ...............................................................................................................................................	7
EXECUTIVE COMPENSATION .............................................................................................................................................	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............................................	14
PROPOSAL 2: AUDITOR RATIFICATION PROPOSAL	15
PROPOSAL 3: SAY ON PAY PROPOSAL..............................................................................................................................	16
REPORT OF THE AUDIT COMMITTEE ...............................................................................................................................	17
AUDITORS FEES AND SERVICES .......................................................................................................................................	18
POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES ......................................................	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ......................................................................................	20
OTHER MATTERS ..................................................................................................................................................................	21

PROXY STATEMENT
This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the "Board") of Karat Packaging Inc. ("Karat" or the "Company," or "we," "us," and "our") for use at our 2023 Annual Meeting of Stockholders (the "Annual Meeting"). Our Annual Meeting will be held on June 14, 2023, at 3:00 p.m. Pacific Time, at the offices of Karat Packaging Inc., 6185 Kimball Avenue, Chino, CA 91708. If you need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Roland Au at (626)-965-8882 ext. 145.
The close of business on April 25, 2023, has been fixed as the record date for the Annual Meeting (the "Record Date"). Only holders of record of Karat common stock on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 19,887,457 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about May 1, 2023.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
What is the purpose of our 2023 Annual Meeting?
Our 2023 Annual Meeting will be held for the following purposes:
1.To elect five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, which we refer to as "Director Election Proposal";
2.To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2023, which we refer to as "Auditor Ratification Proposal";
3.To obtain advisory approval of the Company's executive compensation ("Say on Pay"), which we refer to as "Say on Pay Proposal"; and
4.To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.
How can I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a Karat stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.
What are the voting rights of Karat stockholders?
Each stockholder of common stock is entitled to one vote for each share of common stock owned by that stockholder on the Record Date.
What constitutes a quorum?
The presence in person or by proxy of the majority of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Pursuant to our Amended and Restated Bylaws we will not consider as present for the purpose of determining whether a quorum exists any shares represented by "broker non-votes."
What are "broker non-votes?"
"Broker non-votes" occur when shares held by a brokerage firm are not voted on with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under Nasdaq rules, proposals 1 and 3 to be presented at the Annual Meeting are non-routine and as such a broker does not have the discretion to vote on the Director Election Proposal nor the Say on Pay Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.
Will my shares be voted if I do not provide my proxy?
If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted, and will be considered "broker non-votes," with respect to all proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.
How do I vote?
Karat stockholders of record on April 25, 2023, may submit their proxies as follows:
•By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.
If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.
To vote in person:
•If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or
•If you hold your shares in street name, attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date, before the Annual Meeting, by signing and mailing a new proxy card with a later date, or by attending the Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.
What vote is required to approve each proposal at the Annual Meeting?
Proposal 1 — Director Election Proposal.
The vote required to elect our five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Withheld votes will have the same effect as a vote against a director. Broker non-votes will have no effect on the outcome of this proposal. The Board recommends a vote “FOR” for each director nominee in the Director Election Proposal.
Proposal 2 — Auditor Ratification Proposal.

The vote required for the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on the outcome of the vote for the Auditor Ratification Proposal. The Board recommends a vote “FOR” for the Auditor Ratification Proposal.
Proposal 3 — Say on Pay Proposal.
The vote required to approve the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because your vote is advisory, it will not be binding on the Company, our Board, or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers. The Board recommends a vote “FOR” for the Say on Pay Proposal.

How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•FOR Proposal 1: the Director Election Proposal.
•FOR Proposal 2: Auditor Ratification Proposal.
•FOR Proposal 3: the Say on Pay Proposal.
How will the persons named as proxies vote?
If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.
With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.
Who will pay for the cost of soliciting proxies?
We will pay the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL
Our Board currently consists of five members. meeting of shareholders and holds office until the next annual meeting of shareholders, or until his or her successor is elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
Upon the recommendation of our nominating and Governance ("N&CG") Committee, our Board has nominated the five persons listed below to stand for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee listed below is currently serving as a director and is willing and able to serve as a director of Karat.
Director Nominees
Below are the names of and certain information regarding our director nominees:

Name	Age	Position
Alan Yu	53	Chief Executive Officer and Chairman
Joanne Wang	51	Chief Operating Officer and Director
Paul Y. Chen	57	Director
Eric Chen	54	Director
Eve Yen	66	Director
Alan Yu co-founded the Company in 2000 and is our Chairman and Chief Executive Officer. Mr. Yu attended the University of California, Los Angeles. We believe that Mr. Yu is qualified to serve on our board of directors due to the vast industry knowledge, perspective and experience he brings as our co-founder, Chairman and Chief Executive Officer, as well as one of our two largest stockholders.
Joanne Wang joined our Board in 2021. Ms. Wang joined the Company in 2003 as our VP of Sales and Operations and was appointed our Chief Operating Officer in December 2018. As Chief Operating Officer, Ms. Wang helps establish our pricing structure and sales training guidance. Before joining the Company, Ms. Wang started her career in telecommunications, and previously served as Vice President of Sales & Marketing at both Premiere Telemedia, Inc. and Pincity.com. Ms. Wang holds a B.A. in graphic design and visual communications from California State University, Los Angeles. We believe that Ms. Wang is qualified to serve as a member of our board of directors based on her broad knowledge of sales and marketing, her leadership experience and knowledge of the Company.
Paul Y. Chen joined our board of directors in January 2019 and serves as our lead independent director. Mr. Chen is a practicing CPA and is the managing partner and CEO of Chen & Fan Accountancy Corporation, specializing in financial audits, advisory, and income tax compliance for U.S. business entities, many of which are affiliated with multi-national groups with core operations in the Pacific Rim. Mr. Chen has over 30 years of experience in public accounting, serving industries including distribution, property management, banking, manufacturing, biotech, and R&D services. Prior to joining Chen & Fan Accountancy Corporation in 1999, Mr. Chen worked as an auditor and tax manager at Deloitte. He is an active participant in a number of community organizations and currently serves on the board of a number of community Chambers of Commerce and nonprofit organizations throughout Southern California, including on the audit and finance committees of Genesis LA Economic Growth Corporation, a Community Development Financial Institution. Mr. Chen received his MBA from the University of Southern California and B.S. from the University of California, Los Angeles. We believe that Mr. Chen is qualified to serve as a member of our board of directors based on his significant experience in public company accounting.
Eric Chen joined our board of directors in January 2019. Mr. Chen is the founder of the Law Offices of Eric K. Chen, which he founded in 1995. Mr. Chen’s professional experience centers on personal injury law, business litigation, and international corporate law. Mr. Chen assists U.S. and Chinese companies in finding joint ventures and mergers and acquisition partnerships. In addition, Mr. Chen has served as legal counsel for the California Acupuncture Medicine Association (CAMA), California Association of Acupuncture and Oriental Medicine (CAAOM), and Council of Acupuncture and Oriental Medicine Association (CAOMA). Mr. Chen is the co-founder and vice president of the Nevada Chinese Professionals and Business Association. Mr. Chen holds a J.D.

from the Southwestern University School of Law. We believe that Mr. Chen is qualified to serve as a member of our board of directors based on his experience as a commercial litigator familiar with international transactions.
Eve Yen joined our board of directors in January 2019. Ms. Yen is the founder of Diamond Wipes International, Inc., a manufacturer of wet wipes based in Chino, California, which she founded in 1994. Ms. Yen serves on the board of the 100 Mile Club®, a grass-roots non-profit organization dedicated to helping children and families to achieve a healthy lifestyle through physical activity nationwide. Ms. Yen also served on Asian Pacific Community Fund (APCF)’s board of director, devoted to supporting small organizations and nurturing future leaders from minority communities. Ms. Yen holds an M.S. in Management Information Systems from New York Institute of Technology. We believe that Ms. Yen is qualified to serve as a member of our board of directors based on her perspective and experience as CEO and founder of a California-based manufacturing company.
Board Diversity Matrix

(As of April 25, 2023)
Skills and Experience	Alan Yu	Joanne Wang	Paul Y. Chen	Eric Chen	Eve Yen
Executive Leadership	x	x	x	x	x
Industry Experience	x	x			x
Financial and Accounting			x
Strategy and Innovation	x	x			x
Risk Management			x	x	x
Law				x
Independence
Independent			x	x	x
Demographics
Age	53	51	57	54	66
Gender Identity	M	F	M	M	F
African American or Black
Alaskan Native or Native American
Asian	x	x	x	x	x
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
LGBTQ+

Vote Required and Board Recommendation
The vote required to elect our five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends that you vote "FOR" for the election of each of the director nominees.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Our Board is committed to sound corporate governance principles and practices. In February 2019, we adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted in the investor section of our website at www.karatpackaging.com. Amendments or waivers of our code of business conduct and ethics will be provided on our website www.karatpackaging.com within four business days following the date of the amendment or waiver.
The Company’s Corporate Governance Guidelines provide our board of directors with flexibility to select the appropriate leadership structure at a particular time based on what our board of directors determines to be in the best interests of the Company. The Company’s Corporate Governance Guidelines provide that our board of directors has no established policy with respect to combining or separating the offices of Chairman of the Board and principal executive officer.
Board of Directors
The business and affairs of our company are managed by or under the direction of the Board. The Board is currently composed of five members. Mr. Yu, our Chief Executive Officer, is also the Chairman of our board of directors. Our board of directors determined that, at the present time, having our Chief Executive Officer also serve as the Chairman of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Yu co-founded the Company, and our board of directors believes that Mr. Yu’s years of management experience in our industry as well as his extensive understanding of our business, operations, and strategy make him well qualified to serve as chairman of our board.
In January 2019, our board of directors appointed Paul Y. Chen to serve as our lead independent director. As lead independent director, Paul Y. Chen presides over periodic meetings of our independent directors, serves as a liaison between the chairman of our board of directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.
The Board held four meetings and took three actions by unanimous written consent during the year ended December 31, 2022. In 2022, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.
Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. All directors attended our 2022 Annual Meeting of Stockholders.
Board Committees
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance (“N&CG”) Committee, each of which has the composition and the responsibilities described below. Our Board may from time to time establish other committees.
The Board will assess the effectiveness and contribution of each committee on an annual basis. These charters are available at https://irkarat.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, Attn: Secretary, 6185 Kimball Avenue Chino, California 91708.
Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of our Audit Committee are Paul Y. Chen, Eve Yen, and Eric Chen, each of whom is a non-employee and an independent member of our board of directors. Our Audit Committee chairperson, Mr. Paul Y. Chen, is our Audit Committee Financial Expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of The Nasdaq Global Market ("Nasdaq").
Our Audit Committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit chairperson operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of Nasdaq. Our Board has determined that each of Eve Yen, Paul Y. Chen and Eric Chen are independent for Audit Committee purposes, as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and have sufficient knowledge in financial and auditing matters to serve on the Audit Committee.
Our Audit Committee:

•approves the hiring, discharging, replacement and compensation of our independent registered public accounting firm;
•oversees and evaluates the work of our independent registered public accounting firm;
•approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviews the qualifications, independence and performance of the independent registered public accounting firm;
•reviews our consolidated financial statements and review our critical accounting policies and estimates;
•reviews the adequacy and effectiveness of our internal controls;
•reviews the adequacy and effectiveness of our disclosure controls and procedures;
•reviews the adequacy and effectiveness of our legal, regulatory and ethical compliance programs;
•reviews our major financial risk exposures; and
•reviews and discuss with management and the independent registered public accounting firm the results of our annual audit, our quarterly consolidated financial statements and our publicly filed reports.

For a complete description of the Audit Committee's responsibilities, you should refer to the Audit Committee Charter listed on the Company's website. The Audit Committee held four meetings and took no action by unanimous written consent during the year ended December 31, 2022.
Compensation Committee. The members of our Compensation Committee are Eve Yen, Paul Y. Chen and Eric Chen. Ms. Yen is the chairperson of our Compensation Committee. Our Compensation Committee oversees our compensation policies, plans and benefits programs. Our Compensation Committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of Nasdaq.
The Compensation Committee:

•reviews, recommends policies relating to, and approves compensation and benefits of our officers and non-employee directors;
•reviews and approves compensatory contracts or similar transactions or arrangements with our officers;

•reviews and approves corporate goals and objectives related to the compensation of our officers, and evaluate the performance of our officers in light of such goals and objectives;
•provides oversight of our overall compensation plans and benefits programs;

•reviews the succession planning for our officers; and
•makes recommendations regarding the establishment of and administer the issuance of stock options and other awards under our stock plans.
For a complete description of the Compensation Committee's responsibilities, you should refer to the Compensation Committee Charter on the Company's website. The Compensation Committee held one meeting and took two actions by unanimous written consent during the year ended December 31, 2022.
Nominating and Corporate Governance Committee. The members of our N&CG Committee are Eve Yen, Paul Y. Chen and Eric Chen. Mr. Eric Chen is the chairperson of our N&CG Committee. Our N&CG Committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our N&CG Committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of Nasdaq.
The N&CG Committee will:
•review, evaluate and make recommendations regarding the organization, composition, size and governance of the board of directors and its committees;
•assess the performance of members of the board of directors and make recommendations regarding committee and chair assignments;
•evaluate the independence of directors and director nominees;
•review our related party transaction policy and review and oversee all transactions between the Company and a related person for which review or oversight is required by applicable law;
•review actual and potential conflicts of interest of the members of our board of directors and our officers;
•recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors;
•review and approve our Code of Business Conduct and Ethics; and
•develop, oversee, review and make recommendations with regard to our corporate governance guidelines.
For a complete description of the N&CG Committee's responsibilities, you should refer to the N&CG Committee Charter on the Company's website. The N&CG Committee held no meetings or actions by unanimous written consent during the year ended December 31, 2022.
The N&CG Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The N&CG Committee is responsible for reviewing each candidate's biographical information, meeting with each candidate and assessing each candidate's independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the N&CG Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background, and professional expertise, among other factors.
Board Leadership
The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board ("Chairman") and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman and Chief Executive Officer are currently held by Alan Yu. The Board believes the Chief Executive Officer is in the best position to direct the independent directors' attention to the issues of greatest importance to the Company and its stockholders. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.
Board Oversight of Enterprise Risk
The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management are conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management's assessment of risk exposures (including risks related to the financial reporting process and internal controls, liquidity, credit, operations, and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.
Director Independence
Our Board has determined that Eve Yen, Paul Y. Chen, and Eric Chen, each of whom comprise our Audit Committee, Compensation Committee and N&CG Committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of Nasdaq. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.
Communications with the Company and the Board
Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, Attn: Secretary, 6185 Kimball Avenue Chino, California 91708.
Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Karat Packaging Inc. Board of Directors, Attn: Secretary, 6185 Kimball Avenue Chino, California 91708.
Stockholder Proposals for Next Year's Annual Meeting
Any stockholder who wishes to present a proposal for action at our next Annual Meeting of Stockholders, or to nominate a director candidate for our Board, must submit such proposal or nomination in writing to our Corporate Secretary at Karat Packaging Inc., 6185 Kimball Avenue Chino, California 91708. The proposal or nomination should comply with the time period and information requirements as set forth in our Amended and Restated Bylaws relating to stockholder business or stockholder nominations, respectively. To be eligible to present a proposal or nomination at the 2024 Annual Meeting, such proposal or nomination must be properly submitted to us as set forth in our Amended and Restated Bylaws and not earlier than February 15, 2024 nor later than March 16, 2024. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2024.
These requirements are separate from the SEC's requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals pursuant to SEC Rule 14a-8 must be received by our Corporate Secretary at the herein above address no later than January 2, 2024.

EXECUTIVE COMPENSATION
Executive and Director Compensation
Executive Officers
Below are the names of and certain information of our executive officers for fiscal year 2022:

Name	Age	Position
Alan Yu	53	Chief Executive Officer and Chairman
Jian Guo	44	Chief Financial Officer
Joanne Wang	51	Chief Operating Officer and Director
Marvin Cheng	54	Vice President - Manufacturing and Secretary
The following is certain biographical information describing the business experience of our named executive officers who do not serve as directors. The biography of Mr. Yu and Ms. Wang appears earlier in this proxy statement. See “Director Nominees.”
Jian Guo

    Ms. Guo joined the Company as our Chief Financial Officer in February 2022. Ms. Guo leads the Company’s finance and accounting functions, including financial planning, budgeting, forecasting, financial reporting, risk management, and investor relations. Ms. Guo has previously served in the positions of SVP, Corporate Controller and Senior Director of Financial Reporting. Prior to her involvement in corporate accounting, Ms. Guo was an assurance senior manager at Ernst & Young, LLP. Ms. Guo holds an M.S. in Business Administration from Pennsylvania State University.
Marvin Cheng

    Mr. Cheng co-founded the Company in 2000 and serves as our Vice President of Manufacturing, Secretary and Director. Mr. Cheng holds a B.S. in Business from California State University, Los Angeles. Mr. Cheng is one of our two largest stockholders.
Summary Compensation Table
The following table provides the compensation paid to our principal executive officer and other executive officers whose total compensation exceeded $100,000 for the years ended December 31, 2022, and December 31, 2021 ("named executive officers").

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)	Option Awards ($) (1)	Stock Awards ($) (1)	Total ($)

Alan Yu	2022	270,000	—	—	—	270,000
Chief Executive Officer	2021	250,000	—	—	—	250,000
Jian Guo (2)	2022	350,000	—	258,906	123,975	732,881
Chief Financial Officer	2021	—	—	—	—	—
Joanne Wang	2022	270,000	—	—	—	270,000
Chief Operating Officer	2021	224,000	—	286,926		510,926
(1) This represents the fair value on the grant date of the option awards and stock awards, respectively, granted to our named executive officers in the applicable year. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of restricted stock unit awards and stock options contained in Note 12 – Stock-Based Compensation to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(2) Ms. Guo began her service as our Chief Financial Officer on February 1, 2022. Accordingly, she received no compensation from the company in fiscal year 2021.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Alan Yu	—	—	—	—	—	—	—
Jian Guo	2/1/2022	—	50,000	16.53	1/31/2032	7,500	107,775
Joanne Wang	10/8/2021	16,667	33,333	18.86	10/7/2031	25,000	359,250
(1) Subject to each named executive officer’s continued employment, each stock option grant was typically scheduled to become vested and exercisable over a three-year period, with one-third of each option grant becoming vested and exercisable on each of the first three anniversaries of the grant date of the option. All unexercised options expire ten years from the date of grant.
(2) Subject to each named executive officer’s continued employment, each restricted stock unit award was typically scheduled to become vested over a two or three-year period, with the exception of certain accelerated vesting approved by the Company’s board of directors.
(3) The market value of stock awards is computed by multiplying the applicable number of shares of stock that have not yet vested as of December 30, 2022, by $14.37, the closing market price of the Company’s common stock on such date.

Executive Employment Agreements and Other Arrangements

We have entered into employment agreements setting forth the terms and conditions of employment for each of our named executive officers. These agreements provide for at-will employment and generally include the named executive officer’s initial base salary, initial equity award grants (if any) pursuant to 2019 Stock Incentive Plan (the “Plan") eligibility. In case of termination for cause or without good reason (as defined in the employment agreements), the named executive officer shall be entitled to any accrued or unpaid salary, reimbursement of business expenses subject to the Company’s policy and such certain benefits under the Plan but shall not be entitled to severance or termination payments. In addition, each of our named executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

Alan Yu Employment Agreement

We have entered into an employment agreement with Mr. Yu, our Chief Executive Officer, whereby Mr. Yu was paid an annual base salary of $250,000 in fiscal year 2021. On March 21, 2022, the Compensation Committee approved an increase in Mr. Yu's base salary to $270,000 for fiscal year 2022.

Jian Guo Employment Agreement

We have entered into an employment agreement with Ms. Guo, our Chief Financial Officer, whereby Ms. Guo was paid an annual base salary of $350,000 in fiscal year 2022.

Joanne Wang Employment Agreement

We have entered into an employment agreement with Ms. Wang, our Chief Operating Officer, whereby Ms. Wang was paid an annual base salary of $224,000 in fiscal year 2021. On March 21, 2022, the Compensation Committee approved an increase in Ms. Wang's base salary to $270,000 for fiscal year 2022.
Non-Employee Director Compensation
The following table summarizes the compensation paid to our non-employee directors for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Paul Y. Chen	20,000	—	—	20,000
Eric Chen	20,000	—	—	20,000
Eve Yen	20,000	—	—	20,000
(1) The amounts reflect the fair value of the grant date of the stock awards granted to our non-employee directors during 2022, as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of restricted stock unit awards and stock options contained in Note 12 – Stock-Based Compensation to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock that may be acquired upon exercise or vesting of equity awards within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.
As of April 25, 2023, 19,887,457 shares of common stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock as of April 25, 2023, by (i) each of our directors, director nominees, and executive officers, (ii) all of our directors and executive officers as a group, and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our common stock. The number of common stock beneficially owned in the table below includes any restricted stock unit awards or options vesting 60 days after the Record Date and any vested, but unexercised options. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.
Unless otherwise noted below, the address of each person listed on the table is c/o Karat Packaging, Inc., 6185 Kimball Avenue Chino, California 91708.

Beneficial Owner Executive Officers and Directors		Percentage of
	Common Stock	Common
	Beneficially	Stock Beneficially
	Owned	Owned (%)
Alan Yu	7,426,698	37.3%
Chief Executive Officer and Chairman
Jian Guo	19,969	*%
Chief Financial Officer
Marvin Cheng	6,749,727	33.9%
Vice President – Manufacturing and Secretary
Joanne Wang	23,890	*%
Chief Operating Officer and Director
Paul Y. Chen	8,333	*%
Director
Eve Yen	4,333	*%
Director
Eric Chen	8,333	*%
Director
All executive officers and directors as a group (7 persons) (1)	14,241,283	71.5%

__________
* Represents beneficial ownership of less than 1%.
(1)    As of April 25, 2023, all directors and executive officers as a group have voting power representing approximately 71.5% of our outstanding common stock.

PROPOSAL 2: AUDITOR RATIFICATION PROPOSAL.

We are asking our stockholders to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent certified public accounting firm for the year ending December 31, 2023. If the stockholders do not ratify the appointment of PwC, the selection of our independent certified public accountants may be reconsidered by our Audit Committee.
On March 16, 2023, the Audit Committee engaged PwC, as the Company’s independent registered public accounting firm, effective March 16, 2023.
Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Vote Required and Board Recommendation

The vote required for the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” for the Auditor Ratification Proposal.

PROPOSAL 3: SAY ON PAY PROPOSAL
Background of the Proposal
The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory shareholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company's proxy statement (commonly known as a "Say on Pay" proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.
Say on Pay Resolution
This Say on Pay proposal is set forth in the following resolution:
RESOLVED, that the stockholders of Karat Packaging Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Karat Packaging Inc.'s Proxy Statement for the 2023 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of Karat Packaging Inc.
Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required and Board Recommendation
The vote required for the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote "FOR" for the Say on Pay Proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. The Audit Committee hereby reports as follows:
1.      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022, with management.
2.      The Audit Committee has discussed with BDO USA, LLP ("BDO") the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”).
3.      The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and has discussed BDO’s independence with representatives of BDO.
Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.
The foregoing has been furnished by the Audit Committee:
Paul Y. Chen, Chairman
Eric Chen
Eve Yen

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDITORS FEES AND SERVICES
On March 16, 2023, the Audit Committee engaged PricewaterhouseCoopers LLP (“PwC”), as the Company’s independent registered public accounting firm, effective March 16, 2023. Also, effective March 16, 2023, the Audit Committee approved the dismissal of BDO USA, LLP ("BDO") as the Company’s independent registered public accounting firm.
BDO audited the Company’s financial statements as of and for the years ended December 31, 2022, and December 31, 2021. BDO's report on the Company’s financial statements as of and for the years ended December 31, 2022, and December 31, 2021, did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles.
In connection with BDO's audits of the Company’s financial statements as of and for the years ended December 31, 2022 and 2021, as well as the subsequent interim period through March 16, 2023, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make a reference to the subject matter thereof in connection with its report on the Company’s financial statements for the years ended December 31, 2022 and December 31, 2021 and (ii) no “reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions), except for the material weaknesses in the Company’s internal control over financial reporting related to control environment, risk assessment, and monitoring activities and control activities, and information communication, specifically general controls over information systems that support the financial reporting process, the completeness and accuracy of underlying data used in the operation of certain controls, the sufficiency of the precision level used in management review controls, and activity level controls over balances recorded within revenue and accounts receivable, inventory and cost of sales and procurement process.
During the years ended December 31, 2022 and 2021, and through the subsequent interim period from January 1, 2023 through March 16, 2023, neither the Company nor any party acting on its behalf, consulted with PwC regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's consolidated financial statements, and no written reports or oral advice was provided to the Company by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).
The following table sets forth BDO's fees for the years ended December 31, 2022, and December 31, 2021:

	For the years ended
	December 31,
	2022	2021
Audit Fees	$708,966	$410,207
Audit-Related Fees (1)	$—	$133,194
Total	$708,966	$543,401
(1)      Audit-related fees were paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported under the audit fees item above.

POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES
The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm's independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide the Audit Committee back up information with respect to the performance of such services.
All services provided by BDO USA, LLP during the fiscal year ended December 31, 2022, and 2021 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Executive and Director Compensation.”

Keary Global

Keary Global owns 250,004 shares of the Company's common stock as of December 31, 2022, which Keary Global acquired upon exercise of two convertible notes during the third quarter of 2018. Keary Global and its affiliate, Keary International, are owned by one of the Company’s stockholders’ family member. In addition to being a stockholder, Keary Global and Keary International are inventory suppliers and purchasing agents for the Company overseas. The Company has entered into ongoing purchase and supply agreements with Keary Global. On December 31, 2022, and 2021, the Company had accounts payable due to Keary Global and Keary International of $4,940,000 and $2,003,000, respectively. Purchases for the years ended December 31, 2022, and 2021 from this related party were $42,978,000 and $37,021,000, respectively.

Related-Person Transactions Policy

We have adopted a written policy for the review, approval, or ratification of transactions with related persons, which will be conducted by the N&CG Committee.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that the Karat's directors, executive officers, and persons who beneficially own 10% or more of Karat's common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To the Karat's knowledge, based solely on a review of the copies of such reports furnished to Karat and written representations that no other reports were required, during the year ended December 31, 2022, all such filing requirements applicable to Karat's directors, executive officers and greater than 10% beneficial owners were complied with except for Mr. Cheng, Ms. Wang, and Ms. Yen who each filed one late report for one transaction.
Copies of Form 10-K
A copy of our Form 10-K for the year ended December 31, 2022, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.
Additional copies of our Form 10-K for the year ended December 31, 2022, may be obtained without charge by writing to Investor Relations, Karat Packaging Inc., 6185 Kimball Avenue Chino, California 91708. Exhibits will be furnished upon request. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is https://www.sec.gov

KARAT PACKAGING INC.
6185 KIMBALL AVE
CHINO, CA 91708
ATTN: UMAIR KHAN

SCAN TO
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V17390-TBD

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KARAT PACKAGING INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Alan Yu	☐	☐	☐
1b. Joanne Wang	☐	☐	☐
1c. Paul Y. Chen	☐	☐	☐
1d. Eric Chen	☐	☐	☐
1e. Eve Yen	☐	☐	☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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V17391-TBD

KARAT PACKAGING INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 14, 2023 3:00 PM PST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Alan Yu and Jian Guo, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of KARAT PACKAGING INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m., PST on June 14, 2023, at 6185 Kimball Ave, Chino, CA 91708, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side